Exhibit 99.1

CIB Endorsed Municipal Deposits Bill Signed by Gov. Schwarzenegger

          NEWPORT BEACH, Calif., Sept. 26 /PRNewswire-FirstCall/ -- Yesterday in Sacramento, Gov. Arnold Schwarzenegger signed the California Independent Banker’s (CIB) endorsed municipal deposits bill (AB 2011).

          “This new legislation is vital to our communities; the bill will increase lending opportunities and allow community banks to accept public funds from local entities,” said CIB President and Pacific Premier Bancorp, Inc. (Nasdaq: PPBI); (the “Company”) President and CEO Steven R. Gardner.  “In a time when regulators are predicting shrinking liquidity and banks are feeling the effects of shrinking core deposits, this legislation will clearly boost the deposit potential for our banks.”

          The bill, sponsored by San Diego assemblyman Juan Vargas, clarifies existing law to permit local agencies to place funds in multiple FDIC insured Certificates of Deposit (CD) held by a California financial institution using a deposit placement service.  The placement services operate by placing reciprocal deposits in a national banking network.  Any deposit placed into the system is simultaneously returned to the originating bank dollar-for-dollar and is fully FDIC insured.  The largest placement services currently insure up to $30 million.

          Deposit placement services extend federal deposit insurance (e.g., FDIC insurance) to secure deposits above $100,000.  Similar programs are approved in 34 states and the District of Columbia.

          This legislation would remove the barriers that historically prevented denovo and community banks from accepting public funds from their cities, counties and local agencies.  The municipalities will benefit from easy placement of deposits in one local institution with which they have a relationship.  Local community banks would have the opportunity to raise funds at an acceptable cost, thus increasing local lending resources.

          “Our community bankers have been a great asset in the grassroots campaign to pass this legislation,” said CIB Executive Director Craig Hudson.  “Keeping in mind the needs of small businesses and their communities, the bankers spearheaded efforts to show state lawmakers the importance of the bill to the local and state economy.  This bill will expand lending resources and encourage a robust small business sector while keeping funds local.”

          The California Independent Bankers (CIB) is a not-for-profit trade association politically active on behalf of more than 160 financial institutions in California.  There are six banking trade associations, but only one, CIB, is politically active in Sacramento and Washington, D.C. on behalf of community banks.  CIB is also the California affiliate of the Independent Community Bankers of America (ICBA), which has over 5,000 independent bank members nationwide.

          500 NEWPORT CENTER DRIVE, STE 960 * NEWPORT BEACH, CA * 92660
          Phone: (949) 718-6051 * Fax: (949) 640-1041

          FORWARD-LOOKING COMMENTS

          The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve risks and uncertainties.  These include, but are not limited to, the following risks: (1) changes in the performance of the financial markets, (2) changes in the demand for and market acceptance of the Company’s products and services, (3) changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing, (4) the effect of the Company’s policies, (5) the continued availability of adequate funding sources, and (6) various legal, regulatory and litigation risks.

Contact:
Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

For further information contact:
Craig Hudson
CIB Executive Director
Craig.Hudson@icba.org
(949) 718-6050

SOURCE  The California Independent Bankers; Pacific Premier Bancorp, Inc.
          -0-                                                   09/26/2006
          /CONTACT:  Steven R. Gardner, President/CEO of Pacific Premier Bancorp, Inc., +1-714-431-4000; or Craig Hudson, Executive Director of The California Independent Bankers, +1-949-718-6050, Craig.Hudson@icba.org/